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                                                              EXHIBIT 4.3

                   1995 OMNIBUS STOCK AND INCENTIVE PLAN
                                   FOR
                             AMERICREDIT CORP.

      1. PURPOSE. The purpose of this Plan is to advance the interests of Americredit Corp. and increase shareholder value by providing additional incentives to attract, retain and motivate those qualified and competent employees upon whose efforts and judgment its success is largely dependent.

      2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

      (a) "AGREED PRICE" shall relate to the grant of a SAR or Limited SAR under an Award, and shall mean the value assigned to the Available Shares in the Award which will form the basis for calculating the Spread on the date of exercise of the SAR or Limited SAR, which assigned value may be any value determined by the Committee, including the Fair Market Value of the Shares on the Date of Grant.

      (b) "AWARD" shall mean either an Option, a SAR, a Restricted Share Award, or a Performance Award, except that where it shall be appropriate to identify the specific type of Award, reference shall be made to the specific type of Award.

      (c) "AVAILABLE SHARES" shall mean, at each time of reference, the total number of Shares described in SECTION 3 with respect to which the Committee may grant an Award, all of which Available Shares shall be held in the Parent's treasury or shall be made available from authorized and unissued Shares.

      (d)   "BOARD" shall mean the Board of Directors of the Parent.

      (e) "CAUSE" shall mean the Holder's willful misconduct or gross negligence, as reasonably determined by the Committee in its sole discretion.

      (f) "CODE" shall mean the Internal Revenue Code of 1986, as now or hereafter amended.

      (g) "COMMITTEE" shall mean the Compensation Committee of the Board, provided it shall have at least 3 members, all of whom are Disinterested Directors, at the time of reference, and if it does not have 3 members, then it shall mean the Board.

      (h) "COMPANY" shall mean the Parent and its Subsidiaries, except when it shall be appropriate to refer only to AmeriCredit Corp., then it shall be referred to as "Parent".

      (i) "DATE OF GRANT" shall mean the date on which the Committee takes formal action to grant an Award, provided that it is followed, as soon as reasonably possible, by written notice to the Eligible Person receiving the Award.

      (j)   "DIRECTOR" shall mean a member of the Board.

      (k) "DISINTERESTED DIRECTOR" shall mean a Director who is a "disinterested person" as that term is defined in Rule 16b-3 of the 1934 Act or any similar rule which may subsequently be in effect.

      (l) "DISABILITY" shall mean a Holder's present incapacity resulting from an injury or illness (either mental or physical) which, in the reasonable opinion of the Committee based on such medical evidence as it deems necessary, will result in death or can be expected to continue for a period of at least twelve (12) months and will prevent the Holder from performing the normal services required of the Holder by the Company, provided, however, that such disability did not result, in whole or in part:
(i) from chronic alcoholism; (ii) from addiction to narcotics; (iii) from a felonious undertaking; or (iv) from an intentional self-inflicted wound.

      (m)   "EFFECTIVE DATE" shall mean April 24, 1995.

      (n) "ELIGIBLE PERSON" shall mean those full time employees of the Company who the Committee determines have the capacity to substantially contribute to the success of the Company.

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      (o)   "FAIR MARKET VALUE" shall mean, as of a particular date, the closing sale price of Shares, which shall be (i) if the Shares are listed or admitted for trading on any United States national securities exchange, the last reported sale price of the Shares on such exchange as reported in any newspaper of general circulation or (ii) if the Shares are quoted on NASDAQ, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day on such system. If neither clause (i) nor clause
(ii) is applicable, the fair market value shall be determined by any fair and reasonable means prescribed by the Committee.

      (p) "HOLDER" shall mean, at each time of reference, each person (including, but not limited to an Optionee) with respect to whom an Award is in effect, except that where it should be appropriate to distinguish between a Holder with respect to an Option and a Holder with respect to a different type of Award, reference shall be made to Optionee; and provided further that to the extent provided under, and subject to the conditions of, the Award, it shall refer to the person who succeeds to the rights of the Holder upon the death of the Holder.

      (q) "INCENTIVE STOCK OPTION" shall mean an Option that is an incentive stock option as defined in Section 422 of the Code.

      (r) "LIMITED SAR" shall mean a limited stock appreciation right as defined in SECTION 18 hereof.

      (s) "NONQUALIFIED STOCK OPTION" shall mean an Option that is not an Incentive Stock Option.

      (t) "OPTION" (when capitalized) shall mean any Incentive Stock Option and Nonqualified Stock Option granted under this Plan, except that, where it shall be appropriate to identify a specific type of Option, reference shall be made to the specific type of Option; provided, further, without limitation, that a single Option may include both Incentive Stock Option and Nonqualified Stock Option provisions.

      (u) "OPTIONEE" shall mean a person to whom an Option is granted (often referred to as a Holder).

      (v) "OPTION PRICE" shall mean the price per Share which is required to be paid by the Optionee in order to exercise his right to acquire the Share under the terms of the Option.

      (w)   "PARENT" shall mean AmeriCredit Corp., a Texas corporation.

      (x) "PERFORMANCE AWARD" shall mean the award which is granted contingent upon the attainment of the performance objectives during the Performance Period, all as described more fully in SECTION 13.

      (y) "PERFORMANCE PERIOD" shall mean the period described in SECTION 13 with respect to which the performance objectives relate.

      (z) "PLAN" shall mean this 1995 Omnibus Stock and Incentive Plan For AmeriCredit Corp.

      (aa) "PLAN YEAR" shall mean the 12 month period beginning April 24, 1995, and each April 24 thereafter, and ending on each succeeding April 23.

      (bb) "RESTRICTION(S)" shall mean the restrictions applicable to Available Shares subject to an Award which prohibit the "transfer" of such Available Shares, and which constitute "a substantial risk of forfeiture" of such Available Shares, as those terms are defined under section 83(a)(1) of the Code.

      (cc) "RESTRICTED PERIOD" shall mean the period during which Restricted Shares shall be subject to Restrictions.

      (dd) "RESTRICTED SHARES" shall mean the Available Shares granted to an Eligible Person which are subject to Restrictions.

      (ee)  "RESTRICTED SHARE AWARD" shall mean the award of Restricted
Shares.

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      (ff)  "RESTRICTED SHARE DISTRIBUTIONS" shall mean any amounts, whether
Shares, cash or other property (other than regular cash dividends) paid or distributed by the Parent with respect to Restricted Shares during a Restricted Period.

      (gg) "SAR" shall mean a stock appreciation right as defined in SECTION 18 hereof.

      (hh) "SHARE(S)" shall mean a share or shares of the common stock, par value $.01 per share, of the Parent.

      (ii) "SPREAD" shall mean the difference between the Option Price, or the Agreed Price, as the case may be, of the Share(s) and the Fair Market Value of such Share(s).

      (jj) "SUBSIDIARY" shall mean any corporation (other than the Parent) in any unbroken chain of corporations beginning with the Parent if, at the time of the granting of the Award, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such unbroken chain.

      (kk)  "1933 ACT" shall mean the Securities Act of 1933, as amended.

      (ll) "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

      3. AWARD OF AVAILABLE SHARES. As of the Effective Date, Two Million (2,000,000) Shares shall automatically, and without further action, become Available Shares. To the extent any Award shall terminate, expire or be canceled, the Available Shares subject to such Award, with respect to which Holder received no benefits of ownership, shall remain Available Shares.

      4. CONDITIONS FOR GRANT OF AWARDS. (a) Without limiting the generality of the provisions hereof which deal specifically with each form of Award, Awards shall only be granted to such one or more Eligible Persons as shall be selected by the Committee.

      (b) In granting Awards, the Committee shall take into consideration the contribution the Eligible Person has made or may be reasonably expected to make to the success of the Company and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company with regard to these matters. The Committee may from time to time in granting Awards under the Plan prescribe such other terms and conditions concerning such Awards as it deems appropriate, including, without limitation, relating an Award to achievement of specific goals established by the Committee or to the continued employment of the Eligible Person for a specified period of time, provided that such terms and conditions are not inconsistent with the provisions of this Plan.

      (c) The Awards granted to Eligible Persons shall be in addition to regular salaries, pension, life insurance or other benefits related to their service to the Company. Neither the Plan nor any Award granted under the Plan shall confer upon any person any right to continuance of employment by the Company; and provided, further, that nothing herein shall be deemed to limit the ability of the Company to enter into any other compensation arrangements with any Eligible Person.

      (d) The Committee shall determine in each case whether periods of military or government service shall constitute a continuation of employment for the purposes of this Plan or any Award.

      (e) Notwithstanding any provision hereof to the contrary, each Award which in whole or in part involves the issuance of Available Shares may provide for the issuance of such Available Shares for consideration consisting of such consideration as the Committee may determine, including (without limitation) as compensation for past services rendered.

      5. GRANT OF OPTIONS. (a) The Committee may grant to Optionees from time to time Options to purchase some or all of the Available Shares. An Option granted hereunder shall be either an Incentive Stock Option or a Nonqualified Stock Option, shall be evidenced by a written agreement

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that shall contain such provisions as shall be selected by the Committee, which may incorporate the terms of this Plan by reference, and which clearly shall state whether it is (in whole or in part) an Incentive Stock Option or a Nonqualified Stock Option.

      (b) The aggregate Fair Market Value (determined as of the Date of Grant) of the Available Shares with respect to which any Incentive Stock Option is exercisable for the first time by an Optionee during any calendar year under the Plan and all such plans of the Company and any parent and subsidiary of the Company (as defined in Section 425 of the Code) shall not exceed $100,000.

      6. OPTION PRICE. (a) The Option Price shall be any price determined by the Committee; provided, however, that the Option Price may not be less than the par value of the Shares, and in the case of an Incentive Stock Option, shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the Date of Grant.

      (b) Unless further limited by the Committee in any Option, the Option Price of any Available Shares purchased shall be paid solely in cash, by certified or cashier's check, by wire transfer, by money order, with Shares (but with Shares only if expressly permitted by the terms of the Option), or by a combination of the above; provided, however, that the Committee may accept a personal check in full or partial payment of any Available Shares. If the Option Price is permitted to be, and is, paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date they are surrendered.

      7.    EXERCISE OF OPTIONS.  An Option shall be deemed exercised when
(i) the Committee has received written notice of such exercise in accordance with the terms of the Option, and (ii) full payment of the aggregate Option Price of the Available Shares as to which the Option is exercised has been made. Separate stock certificates shall be issued by the Parent for any Available Shares acquired as a result of exercising an Incentive Stock Option and a Nonqualified Stock Option.

      8. EXERCISABILITY OF OPTIONS. (a) Each Option shall become exercisable in whole or in part and cumulatively, and shall expire, according to the terms of the Option; provided, however, that, without limitation, in the case of the grant of an Option to an officer (as that term is used in Rule 16a-1 promulgated under the 1934 Act) or any similar rule which may subsequently be in effect, the Committee may limit the exercisability for the first six (6) months following the Date of Grant, or provide that no Available Shares acquired on such exercise shall be transferable during such 6 month period, but in no event shall an Option be exercisable after the tenth (10th) anniversary of its Date of Grant.

      (b) The Committee, in its sole discretion, may accelerate the date on which all or any portion of an otherwise unexercisable Option may be exercised.

      9. TERMINATION OF OPTION PERIOD. (a) As provided in SECTION 5, and without limitation, each Option shall be evidenced by an agreement that may contain any provisions selected by the Committee; provided, however, that in each case the unexercised portion of an Option shall automatically and without notice terminate and become null and void on the earlier of (i) the date that Optionee ceases to be employed by the Company, if such cessation is for Cause, (ii) the tenth (10th) anniversary of the Date of Grant; and (iii) solely in the case of an Incentive Stock Option, three months after the date that Optionee ceases to be employed by the Company regardless of the reason therefor, other than a cessation by reason of death, or Disability, in which case the date of termination may be extended under the terms of the Incentive Stock Option agreement.

      (b) If provided in an Option, the Committee may, by giving written notice ("CANCELLATION NOTICE"), cancel, effective upon the date of the consummation of any of the transactions described in SUBSECTION 14(a), all or any portion of such Option which remains unexercised on such date. Such Cancellation Notice shall be given a reasonable period of time (but not less than 15 days) prior to the proposed date of such cancellation, and may be given either before or after shareholder approval of such corporate transaction.

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      10.   INCENTIVE STOCK OPTIONS FOR 10% SHAREHOLDER.  Notwithstanding any
other provisions of the Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly (or indirectly through attribution under section 425(d) of the Code) at the Date of Grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary [as defined in section 425 of the Code]at the Date of Grant) unless the Option Price of such Incentive Stock Option is at least 110% of the Fair Market Value on the Date of Grant of the Available Shares subject to such Incentive Stock Option, and the period during which the Incentive Stock Option may be exercised does not exceed five (5) years from the Date of Grant.

      11. NONQUALIFIED STOCK OPTIONS. Nonqualified Stock Options may be granted hereunder and shall contain such terms and provisions as shall be determined by the Committee, except that each such Nonqualified Stock Option
(i) must be clearly designated as a Nonqualified Stock Option; (ii) may be granted for Available Shares which become exercisable in excess of the limits contained in SUBSECTION 5(b); and (iii) shall not be subject to SECTION 10 hereof. If both Incentive Stock Options and Nonqualified Stock Options are granted to an Optionee, the right to exercise, to the full extent thereof, Options of either type shall not be contingent in whole or in part upon the exercise of, or failure to exercise, Options of the other type.

      12. RESTRICTED SHARE AWARDS. (a) Each Restricted Share Award shall be evidenced by an agreement that may contain any provisions selected by the Committee, including, without limitation, a provision allowing the Holder, prior to the date on which the Restrictions lapse with respect to the Restricted Shares of reference, or within a period of 10 days after such lapse where such lapse is accelerated, to elect to receive cash in an amount equal to the Fair Market Value of some or all of the Restricted Shares on the date the Restrictions with respect to such Restricted Shares lapse, in lieu of retaining the corresponding formerly Restricted Shares; and provided, further, that in the event such a provision is included in the Restricted Share Award of an officer (as defined in SECTION 18(l)), the election to receive cash in lieu of Restricted Shares shall be subject to the same limitations on exercise as are set forth in SECTION 18(l). As a condition to the grant of a Restricted Share Award, the Committee shall require the Eligible Person receiving the Restricted Share Award to pay at least an amount equal to the par value of the Restricted Shares granted under such Restricted Share Award, and such Restricted Share Award shall automatically terminate if such payment is not received within 30 days following the Date
of Grant.   Except as otherwise provided in the express terms and conditions of each Restricted Share Award, the Eligible Person receiving the Restricted Share Award shall have all of the rights of a shareholder with respect to such Restricted Shares including, but not limited to, voting rights and the right to receive any dividends paid, subject only to the retention provisions of the Restricted Share Distributions.

      (b) The Restrictions on Restricted Shares shall lapse in whole, or in installments, over whatever Restricted Period shall be selected by the Committee; provided, however, that a complete lapse of Restrictions always shall occur on or before the 10th anniversary of the Date of Grant.

      (c) The Committee may accelerate the date on which Restrictions lapse with respect to any Restricted Shares.

      (d) During the Restricted Period, the certificates representing the Restricted Shares, and any Restricted Share Distributions, shall be registered in the Holder's name and bear a restrictive legend disclosing the Restrictions, the existence of the Plan, and the existence of the applicable agreement granting such Restricted Share Award. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit the transfer to the Company of all or any portion of the Restricted Shares, and any assets constituting Restricted Share Distributions, which shall be forfeited in accordance with the applicable agreement granting such Restricted Share Award. Restricted Shares shall constitute issued and outstanding Shares for all corporate purposes and the Holder shall have all rights, powers and privileges of a Holder of unrestricted Shares except that the Holder will not be entitled to delivery of the stock certificates until all Restrictions shall have terminated, and the Company will retain custody

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of all related Restricted Share Distributions (which will be subject to the same Restrictions, terms, and conditions as the related Restricted Shares) until the conclusion of the Restricted Period with respect to the related Restricted Shares; and provided, further, that any Restricted Share Distributions shall not bear interest or be segregated into a separate account but shall remain a general asset of the Company, subject to the claims of the Company's creditors, until the conclusion of the applicable Restricted Period; and provided, finally, that any material breach of any terms of the agreement granting the Restricted Share Award, as reasonably determined by the Committee will cause a forfeiture of both Restricted Shares and Restricted Share Distributions.

      13. PERFORMANCE AWARDS. (a) The Committee may grant Performance Awards, which may in the sole discretion of the Committee represent a Share or be related to the increase in value of a Share, contingent on the Company's achievement of the specified performance measures during the Performance Period. The Committee shall establish the performance measures for each Performance Period, and such performance measures, and the duration of any Performance Period, may differ with respect to each Eligible Person who receives a Performance Award, or with respect to separate Performance Awards issued to the same Eligible Person. The performance measures, the medium of payment, the Performance Period(s) and any other conditions to the Company's obligation to pay such Performance Award in full or in part, shall be set forth in the written agreement evidencing each Performance Award.

      (b) The Committee shall determine the manner and medium of payment of each Performance Award, which manner may include immediate or deferred payment, and which medium may include cash, Shares (including, without limitation, Available Shares), Restricted Shares (but only if expressly provided for in the agreement evidencing the Performance Award), or any combination thereof as the Committee shall select.

      (c) Unless otherwise expressly provided in the agreement evidencing the Performance Award, the Holder of the Performance Award must remain employed by the Company until the end of the Performance Period in order to be entitled to any payment under such Performance Award; provided, however, that the Committee expressly may provide in the agreement granting such Performance Award that such Holder may become entitled to a specified portion of the amount earned under such Performance Award based on one or more specified period(s) of time between the Date of Grant of such Performance Award and such Holder's termination of employment by the Company prior to the end of the Performance Period.

      14. ACCELERATION ON CHANGE IN CONTROL. (a) In the event of a change in control of the Company (as hereafter defined) all Awards shall become fully exercisable, nonforfeitable, or the Restricted Period shall terminate, as the case may be (hereafter, in this SECTION 14, such Award shall be "accelerated"). As used herein, the term "change in control of the Company" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(b)(2) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% of more of the combined voting power of the Company's then outstanding securities, (ii) during any period of 12 months, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period or (iii) a person (as defined in clause (i) above) acquires (or, during the 12-month period ending on the date of the most recent acquisition by such person or group of persons, has acquired), gross assets of the Company that have an aggregate fair market value greater than or equal to 50% of the fair market value of all of the gross assets of the Company immediately prior to such acquisition or acquisitions.

      (b) Notwithstanding any provisions hereof to the contrary, if an Award is accelerated under SUBSECTION 14(a), the portion of the Award which is accelerated is limited to that portion which can be

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accelerated without causing the Holder to have an "excess parachute payment"
as determined under section 280G of the Code, determined by taking into account all of the Holder's "parachute payments" determined under section 280G of the Code, all as reasonably determined by the Committee.

      15. ADJUSTMENT OF AVAILABLE SHARES. (a) If at any time while the Plan is in effect or Awards with respect to Available Shares are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

            (i) appropriate adjustment shall be made in the maximum number of Available Shares which may be granted under SECTION 3, and in the Available Shares which are then subject to each Award, so that the same proportion of the Parent's issued and outstanding Shares shall continue to be subject to grant under SECTION 3, and to such Award, and

            (ii) in addition, and without limitation, in the case of each Award (including, without limitation, Options) which requires the payment of consideration by the Holder in order to acquire Shares, an appropriate adjustment shall be made in the consideration (including, without limitation the Option Price) required to be paid to acquire the each Share, so that (i) the aggregate consideration to acquire all of the Shares subject to the Award remains the same and, (ii) so far as possible (and without disqualifying an Incentive Stock Option) as reasonably determined by the Committee in its sole discretion, the cost of acquiring each Share subject to such Award remains the same.

      (b) The Committee may change the terms of Options outstanding under this Plan, with respect to the Option Price or the number of Available Shares subject to the Options, or both, when, in the Committee's judgment, such adjustments become appropriate by reason of a corporate transaction (as defined in Treasury Regulation Section 1.425-1(a)(1)(ii)); provided, however, that if by reason of such corporate transaction an Incentive Stock Option is assumed or a new option is substituted therefore, the Committee may only change the terms of such Incentive Stock Option such that (i) the excess of the aggregate Fair Market Value of the shares subject to option immediately after the substitution or assumption, over the aggregate option price of such shares, is not more than the excess of the aggregate Fair Market Value of all Available Shares subject to the Option immediately before such substitution or assumption over the aggregate Option Price of such Available Shares, and
(ii) the new option, or the assumption of the old Incentive Stock Option does not give the Optionee additional benefits which he did not have under the old Incentive Stock Option.

      (c) Except as otherwise expressly provided herein, the issuance by the Parent of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Parent convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to Available Shares subject to Awards granted under the Plan.

      (d) Without limiting the generality of the foregoing, the existence of outstanding Awards with respect to Available Shares granted under the Plan shall not affect in any manner the right or power of the Parent to make, authorize or consummate (1) any or all adjustments, recapitalizations, reorganizations or other changes in the Parent's capital structure or its business; (2) any merger or consolidation of the Parent; (3) any issue by the Parent of debt securities, or preferred or preference stock which would rank above the Available Shares subject to outstanding Awards; (4) the dissolution or liquidation of the Parent; (5) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (6) any other corporate act or proceeding, whether of a similar character or otherwise.

      16. TRANSFERABILITY OF AWARDS. Each Award shall provide that such Award shall not be transferable by the Holder otherwise than by will or the laws of descent and distribution, or, if so provided in the Award, (a) that such Award is transferable, in whole or in part, without payment of consideration, to immediate family members of the Holder, to trusts for such family members, or to partnerships whose

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only partners are such family members, or (b) except as prohibited by
Rule 16b-3, to a person or other entity for which the Holder is entitled to a deduction for a "charitable contribution" under Section 170(a)(i) of the Code (provided, in each such case that no further transfer by any such permitted transferee(s) shall be permitted); provided, further, that in each case the exercise of the Award will remain the power and responsibility of the Holder and that so long as the Holder lives, only such Holder (even if pursuant to the legal direction of the person to whom a charitable contribution has been made) or his guardian or legal representative shall have the rights set forth in such Award.

      17. ISSUANCE OF SHARES. No Holder or other person shall be, or have any of the rights or privileges of, the owner of Shares subject to an Award unless and until certificates representing such Shares shall have been issued and delivered to such Holder or other person. As a condition of any issuance of Shares, the Committee may obtain such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

            (i) a representation, warranty or agreement by the person Holder such Shares to the Parent, at the time any Shares are transferred, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

            (ii) a representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

      Share certificates issued to the Holder receiving such Shares who are parties to any shareholders agreement or any similar agreement shall bear the legends contained in such agreements. Notwithstanding any provision hereof to the contrary, no Shares shall be required to be issued with respect to an Award unless counsel for the Parent shall be reasonably satisfied that such issuance will be in compliance with applicable Federal or state securities laws.

      18.   STOCK APPRECIATION RIGHTS AND LIMITED STOCK APPRECIATION RIGHTS.
(a) The Committee shall have authority to grant a SAR, or to grant a Limited SAR with respect to all or some of the Available Shares covered by any Option ("RELATED OPTION"), or with respect to, or as some or all of, a Performance Award ("RELATED PERFORMANCE AWARD"). A SAR or Limited SAR granted with respect to an Incentive Stock Option must be granted together with the Related Option. A SAR or Limited SAR granted with respect to a Related Nonqualified Stock Option or a Performance Award, may be granted on or after the Date of Grant of such Related Option or Related Performance Award.

      (b) For the purposes of this SECTION 18, the following definitions shall apply:

            (i) The term "OFFER" shall mean any tender offer or exchange offer for thirty percent (30%) or more of the outstanding Shares of the Parent, other than one made by the Parent; provided that the corporation, person or other entity making the Offer acquires Shares pursuant to such Offer.

            (ii) The term "OFFER PRICE PER SHARE" shall mean the highest price per Share paid in any Offer which is in effect at any time during the period beginning on the sixtieth (60th) day prior to the date on which a Limited SAR is exercised and ending on the date on which the Limited SAR is exercised. Any securities or properties which are a part or all of the consideration paid or to be paid for Shares in the Offer shall be valued in determining the Offer Price Per Share at the higher of (1) the valuation placed on such securities or properties by the person making such Offer, or (2) the valuation placed on such securities or properties by the Committee.

            (iii) The term "LIMITED SAR" shall mean a right granted under this Plan with respect to a Related Option or Related Performance Award, that shall entitle the Holder to an amount in cash equal to the Offer Spread in the event an Offer is made.

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

            (iv) The term "OFFER SPREAD" shall mean, with respect to each Limited SAR, an amount equal to the product of (1) the excess of (A) the Offer Price Per Share immediately preceding the date of exercise over
      (B) (x) if the Limited SAR is granted in tandem with an Option, then the Option Price per Share of the Related Option, or (y) if the Limited SAR is issued with respect to a Performance Award, the Agreed Price under the Related Performance Award, multiplied by (2) the number of Available Shares with respect to which such Limited SAR is being exercised; provided, however that with respect to any Limited SAR granted in tandem with an Incentive Stock Option, in no event shall the Offer Spread exceed the amount permitted to be treated as the Offer Spread under applicable Treasury Regulations or other legal authority without disqualifying the Option as an Incentive Stock Option.

            (v) The term "SAR" shall mean a right granted under this Plan, including, without limitation, a right granted in tandem with an Award, that shall entitle the Holder thereof to an amount in cash equal to the Spread.

            (vi) The term "SAR SPREAD" shall mean with respect to each SAR an amount equal to the product of (1) the excess of (A) the Fair Market Value per Share on the date of exercise over (B) (x) if the SAR is granted in tandem with an Option, then the Option Price per Share of the Related Option, (y) if the SAR is granted in tandem with a Performance Award, the Agreed Price under the Related Performance Award, or (z) if the SAR is granted by itself with respect to a designated number of Available Shares, then whichever of the Fair Market Value of the Available Shares on the Date of Grant, or the Agreed Price, shall be designated in the SAR agreement, in each case multiplied by (2) the number of Available Shares with respect to which such SAR is being exercised; provided, however, that with respect to any SAR granted in tandem with an Incentive Stock Option, in no event shall the SAR Spread exceed the amount permitted to be treated as the SAR Spread under applicable Treasury Regulations or other legal authority without disqualifying the Option as an Incentive Stock Option.

      (c)   To exercise the SAR or Limited SAR, the Holder shall:

            (i) Give written notice thereof to the Company, specifying the SAR or Limited SAR being exercised and the number or Available Shares with respect to which such SAR or Limited SAR is being exercised, and

            (ii) If requested by the Company, deliver within a reasonable time the agreement evidencing the SAR or Limited SAR being exercised, and the Related Option agreement, or Related Performance Award agreement, to the Secretary of the Company who shall endorse or cause to be endorsed thereon a notation of such exercise and return all agreements to the Holder.

      (d) As soon as practicable after the exercise of a SAR or Limited SAR, the Company shall pay to the Holder (i) cash, (ii) at the request of the Holder and the approval of the Committee, or in accordance with the terms of the Award, Shares, or (iii) a combination of cash and Shares, having a Fair Market Value equal to either the SAR Spread, or to the Offer Spread, as the case may be; provided, however, that the Company may, in its sole discretion, withhold from such payment any amount necessary to satisfy the Company's obligation for federal and state withholding taxes with respect to such exercise.

      (e) A SAR or Limited SAR may be exercised only if and to the extent that it is permitted under the terms of the Award which, in the case of a Related Option, shall be only when such Related Option is eligible to be exercised; provided, however, a Limited SAR may be exercised only during the period beginning on the first day following the date of expiration of the Offer and ending on the thirtieth (30th) day following such date.

      (f) Upon the exercise of a SAR or Limited SAR, and without limiting the generality of SECTION 3, the Available Shares under the Related Option or Related Performance Award to which such exercised SAR or Limited SAR relate shall never again be Available Shares.

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

      (g) Upon the exercise or termination of a Related Option, or the payment or termination of a Related Performance Award, the SAR or Limited SAR with respect to such Related Option or Related Performance Award likewise shall terminate.

      (h) A SAR or Limited SAR shall be transferable only to the extent, if any, that the Related Award is transferable, and under the same conditions.

      (i) A SAR or Limited SAR granted with respect to an Incentive Stock Option may be exercised only when the Fair Market Value of the Available Shares exceeds the Option Price.

      (j) Each SAR or Limited SAR shall be on such terms and conditions not inconsistent with this Plan as the Committee may determine and shall be evidenced by a written agreement.

      (k) The Holder shall have no rights as a stockholder with respect to the related Available Shares as a result of the grant of a SAR or Limited SAR.

      (l) With respect to a Holder who, on the date of a proposed exercise of a SAR or Limited SAR, is an officer (as that term is used in Rule 16a-1 promulgated under the 1934 Act or any similar rule which may subsequently be in effect), and who would receive cash in whole or in part upon the proposed exercise of his SAR, or Limited SAR such proposed exercise may only occur as permitted by Rule 16b-3, including without limitation paragraph (e)(3)(iii) (or any similar rule which may subsequently be in effect promulgated pursuant to Section 16(b) of the 1934 Act) which, at the date of adopting this Plan, among other things, permits exercise during a period beginning on the third
(3rd) business day following the Parent's public release of quarterly or annual summary statements of sales and earnings and ending on the twelfth
(12th) business day following such public release.

      19. ADMINISTRATION OF THE PLAN. (a) The Plan shall be administered by the Compensation Committee and, except for the powers reserved to the Board in SECTION 22 hereof, the Committee shall have all of the administrative powers under Plan.

      (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan and, without limitation, may delegate all of what, in its sole discretion, it determines to be ministerial duties to an officer of the Parent. The determinations under, and the interpretations of, any provision of the Plan or an Award by the Committee shall, in all cases, be in its sole discretion, and shall be final and conclusive.

      (c) Any and all determinations and interpretations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting duly called, with at least 3 days prior notice and a general explanation of the subject matter given to each member, or (ii) without a meeting, by the written approval of all members of the Committee.

      (d) No member of the Committee shall be liable for any action taken or omitted to be taken by him or by any other member of the Committee with respect to the Plan, and to the extent of liabilities not otherwise insured under a policy purchased by the Company, the Company does hereby indemnify and agree to defend and save harmless any member of the Committee with respect to any liabilities asserted or incurred in connection with the exercise and performance of their powers and duties hereunder, unless such liabilities are judicially determined to have arisen out of such member's gross negligence, fraud or bad faith. Such indemnification shall include attorney's fees and all other costs and expenses reasonably incurred in defense of any action arising from such act of commission or omission. Nothing herein shall be deemed to limit the Company's ability to insure itself with respect to its obligations hereunder.

      20. TAX WITHHOLDING. On or immediately prior to the date on which a payment is made to a Holder hereunder or, if earlier, the date on which an amount is required to be included in the income of the Holder as a result of an Award, the Holder shall be required to pay to the Company, in cash or in Shares (including, but not limited to, the reservation to the Company of the requisite number of Available Shares otherwise payable to such Holder with respect to such Award) the amount which the

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

Company reasonably determines to be necessary in order for the Company to comply with applicable federal or state tax withholding requirements, and the collection of employment taxes, if applicable; provided, further, that the Committee may require that such payment be made in cash.

      21. INTERPRETATION. (a) If any provision of the Plan is held invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

      (b)   THIS PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

      (c) Headings contained in this Agreement are for convenience only and shall in no manner be construed as part of this Plan.

      (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

      22. AMENDMENT AND DISCONTINUATION OF THE PLAN. The Board, or the Committee (subject to the prior written authorization of the Board), may from time to time amend the Plan or any Award; provided, however, that [except to the extent provided in SECTION 15 hereof] no such amendment may, without approval by the shareholders of the Parent, (a) increase the number of Available Shares or change the class of Eligible Persons, (b) permit the granting of Awards which expire beyond the maximum 10-year period described in SUBSECTION 9(a)(v), or (c) extend the termination date of the Plan as set forth in SECTION 24; and provided, further, that (except to the extent provided in SUBSECTIONS 8(b) and 9(b) hereof) no amendment or suspension of the Plan or any Award issued hereunder shall, except as specifically permitted in any Award, substantially impair any Award previously granted to any Holder without the consent of such Holder.

      23. SECTION 83(b) ELECTION. If as a result of receiving an Award, a Holder receives Restricted Shares subject to a "substantial risk of forfeiture", then such Holder may elect under section 83(b) of the Code to include in his gross income, for his taxable year in which the Restricted Shares are transferred to him, the excess of the Fair Market Value (determined without regard to any Restriction other than one which by its terms will never lapse), of such Restricted Shares at the Date of Grant, over the amount paid for the Restricted Shares. If the Holder makes the section 83(b) election described above, the Holder shall (i) make such election in a manner that is satisfactory to the Committee, (ii) provide the Committee with a copy of such election, (iii) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (iv) agree to such federal and state income withholding as the Committee may reasonably require in its sole and absolute discretion.

      24. EFFECTIVE DATE AND TERMINATION DATE. The Plan shall be effective as of its Effective Date, and shall terminate on the tenth anniversary of such Effective Date.

                                          AMERICREDIT CORP.



                                          By:
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                                          Title:
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